           EXHIBIT 4(b): FORM OF VARIABLE ANNUITY CONTRACT GA-IA-1080

[GOLDEN AMERICAN LIFE INSURANCE LOGO]
                                                   FLEXIBLE PREMIUM
                                                   DEFERRED COMBINATION
                                                   VARIABLE AND FIXED
                                                   ANNUITY CONTRACT

GOLDEN AMERICAN IS A STOCK COMPANY DOMICILED IN DELAWARE.

Golden American Life Insurance Company, herein called GALIC, agrees to pay the benefits stated in this Contract.

SPECIFICATIONS
--------------------------------------------------------------------------------
Plan
[SPECIMEN]
--------------------------------------------------------------------------------
Type of Plan
[SPECIMEN]
--------------------------------------------------------------------------------
Contract Holder
[SPECIMEN]
--------------------------------------------------------------------------------
Account No.
[SPECIMEN]
--------------------------------------------------------------------------------
Contract Effective Date
[SPECIMEN]
--------------------------------------------------------------------------------
This Contract is delivered in [ Delaware ] and is subject to the laws of that jurisdiction.

THE VARIABLE FEATURES OF THE CONTRACT ARE DESCRIBED IN PARTS III, IV AND V.

RIGHT TO CANCEL
--------------------------------------------------------------------------------

The Contract Holder may cancel this Contract within 10 days by returning it to the agent from whom it was purchased, or to GALIC at the address shown below. Within seven days of receiving the Contract at its Customer Service Center, GALIC will return the amount of Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, allocated to the Separate Account Subaccount(s).

This page and the pages that follow constitute the entire Contract.

Signed at the Customer Service Center on the Contract Effective Date.




Customer Service Center                       Secretary:    /s/ Myles R. Tashman
1475 Dunwoody Drive
West Chester, PA  19380                       President:    /s/ Barnett Chernow


           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AMOUNTS ALLOCATED TO THE FIXED ACCOUNT, IF WITHDRAWN BEFORE THE GUARANTEED TERM MATURITY DATE, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY RESULT IN AN INCREASE OR A DECREASE IN THE ACCOUNT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GA-IA-1080

SPECIFICATIONS

--------------------------------------------------------------------------------
GUARANTEED                 There is a minimum guaranteed rate for Purchase
RATE                       Payment(s) held in the Fixed Account. (SEE SCHEDULE-
                           ACCUMULATION PERIOD.)

--------------------------------------------------------------------------------
DEDUCTIONS FROM THE        There will be deductions for mortality and expense
SEPARATE ACCOUNT           risk as well as administrative charges. (SEE
                           SCHEDULE - ACCUMULATION PERIOD AND SCHEDULE -
                           ANNUITY PERIOD.)
--------------------------------------------------------------------------------
DEDUCTION FROM PURCHASE    Purchase Payment(s) may be subject to a deduction
PAYMENT(S)                 for premium taxes.  (SEE SECTION III - PURCHASE
                           PAYMENT.)
--------------------------------------------------------------------------------
DEFERRED SALES CHARGE      There may be a charge deducted upon withdrawal.
                           (SEE SCHEDULE - ACCUMULATION PERIOD.)

This Contract is a legal contract and constitutes the entire legal relationship between GALIC and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and GALIC. THEREFORE, IT IS IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.




GA-IA-1080                          Page 2

                         SCHEDULE - ACCUMULATION PERIOD

OPTION PACKAGE
--------------------------------------------------------------------------------

OPTION PACKAGE SELECTED - A different SCHEDULE - ACCUMULATION PERIOD will apply to each Account depending upon the Option Package selected. (SEE SECTION IV - OPTION PACKAGES.)

          Option Package III was selected.

SCHEDULE EFFECTIVE DATE

          [June 1, 1998]

SEPARATE ACCOUNT
--------------------------------------------------------------------------------

SEPARATE ACCOUNT

          Separate Account B

CHARGES TO SEPARATE ACCOUNT

          A daily charge is deducted from any portion of the Account Value allocated to the Separate Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                  Administrative Charge                                 [0.15%]

                  Mortality and Expense Risk Charge                     [1.25%]
                                                                        -------

                  Total Separate Account Charges                        [1.40%]

FIXED ACCOUNT
--------------------------------------------------------------------------------

MINIMUM GUARANTEED RATE

          3.0% (effective annual rate of return)

SEPARATE ACCOUNT AND FIXED ACCOUNT
--------------------------------------------------------------------------------

TRANSFERS

          An unlimited number of Transfers are allowed during the Accumulation Period. GALIC allows 12 free Transfers in any Account Year. Thereafter, GALIC reserves the right to charge [$10] for each subsequent Transfer.

MAINTENANCE FEE

          The annual Maintenance Fee is [$30]. If the Account Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.




GA-IA-1080                           Page 3

SEPARATE ACCOUNT AND FIXED ACCOUNT
--------------------------------------------------------------------------------

DEFERRED SALES CHARGE

          For each withdrawal, the Deferred Sales Charge will be determined as follows:

                                                           DEFERRED SALES CHARGE
                LENGTH OF TIME FROM RECEIPT OF               (AS PERCENTAGE OF
                   PURCHASE PAYMENT (YEARS)                  PURCHASE PAYMENT)
          -----------------------------------------------------------------------------
          [Less than 2 years                                        7%

          More than 2 but less than 4 years                         6%

          More than 4 but less than 5 years                         5%

          More than 5 but less than 6 years                         4%

          More than 6 but less than 7 years                         3%

          7 years or more                                           0%]


SEE SECTION I - DEFINITIONS for explanations.











GA-IA-1080                           Page 4

                            SCHEDULE - ANNUITY PERIOD

SEPARATE ACCOUNT - VARIABLE ANNUITY PAYMENT
--------------------------------------------------------------------------------

CHARGES TO SEPARATE ACCOUNT

          A daily charge is deducted at an annual effective rate of [1.25%] for mortality and expense risks. The administrative charge is established upon election of an Annuity Payout Option. This charge will not exceed [0.25%].

ASSUMED INTEREST RATE (AIR)

          If a variable Annuity Payment is chosen, an AIR of 5.0% may be elected. If 5.0% is not elected, GALIC will use an AIR of 3.5%.

          The AIR factor for 3.5% per year is 0.9999058.

          The AIR factor for 5.0% per year is 0.9998663.

          If the portion of a variable Annuity Payment for any Subaccount is not to decrease, the annuity return factor under the Separate Account for that Subaccount must be:

          (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence if an AIR of 3.5% is chosen; or

          (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5% is chosen.

TRANSFERS

          When a variable Annuity Payment has been elected, four free Transfers are allowed each Account Year among the Subaccounts available during the Annuity Period. Thereafter, GALIC reserves the right to charge [$10] for each subsequent Transfer.

GENERAL ACCOUNT - FIXED ANNUITY PAYMENT
--------------------------------------------------------------------------------

MINIMUM GUARANTEED INTEREST RATE

          3.0% (effective annual rate of return)


SEE SECTION I - DEFINITIONS for explanations.







GA-IA-1080                           Page 5

                                TABLE OF CONTENTS

I.     DEFINITIONS                                                          PAGE
       1.01  Account .....................................................     8
       1.02  Account Effective Date ......................................     8
       1.03  Account Value ...............................................     8
       1.04  Account Year ................................................     8
       1.05  Accumulation Period .........................................     8
       1.06  Adjusted Account Value ......................................     8
       1.07  Annuitant ...................................................     8
       1.08  Annuity Payment .............................................     8
       1.09  Annuity Payout Options ......................................     8
       1.10  Annuity Period ..............................................     8
       1.11  Beneficiary .................................................     9
       1.12  Claim Date ..................................................     9
       1.13  Code ........................................................     9
       1.14  Contract ....................................................     9
       1.15  Contract Holder .............................................     9
       1.16  Deferred Sales Charge .......................................     9
       1.17  Deposit Period ..............................................     9
       1.18  Dollar Cost Averaging .......................................     9
       1.19  Fund(s) .....................................................     9
       1.20  General Account .............................................    10
       1.21  Fixed Account ...............................................    10
       1.22  Guaranteed Rates - Fixed Account ............................    10
       1.23  Guaranteed Term .............................................    10
       1.24  Guaranteed Term(s) Groups ...................................    10
       1.25  Maintenance Fee .............................................    10
       1.26  Market Value Adjustment (MVA) ...............................    11
       1.27  Matured Term Value ..........................................    11
       1.28  Maturity Value Transfer .....................................    11
       1.29  Maturity Date ...............................................    11
       1.30  Option Package ..............................................    11
       1.31  Purchase Payment(s) .........................................    11
       1.32  Reinvestment ................................................    11
       1.33  Schedule Effective Date .....................................    11
       1.34  Separate Account ............................................    11
       1.35  Subaccount(s) ...............................................    12
       1.36  Systematic Distribution Option ..............................    12
       1.37  Transfers ...................................................    12
       1.38  Withdrawal Value ............................................    12
       1.39  Valuation Date ..............................................    12

II.    GENERAL PROVISIONS
       2.01  Change of Contract ..........................................    12
       2.02  Change of Fund(s) ...........................................    13
       2.03  Nonparticipating Contract ...................................    13
       2.04  Payments and Elections ......................................    13
       2.05  State Laws ..................................................    13
       2.06  Control of Contract .........................................    13
       2.07  Designation of Beneficiary ..................................    13
       2.08  Misstatements and Adjustments ...............................    14
       2.09  Incontestability ............................................    14
       2.10  Grace Period ................................................    14


GA-IA-1080                           Page 6

III.   PURCHASE PAYMENT, ACCOUNT VALUE, AND WITHDRAWAL PROVISIONS
       3.01  Purchase Payment ............................................    14
       3.02  Accumulation Units - Separate Account .......................    14
       3.03  Net Investment Factor(s) - Separate Account .................    14
       3.04  Accumulation Unit Value - Separate Account ..................    15
       3.05  Market Value Adjustment (MVA) ...............................    15
       3.06  Transfer of Account Value from the Subaccount(s) or
             Fixed Account During the Accumulation Period ................    16
       3.07  Notice to the Contract Holder ...............................    16
       3.08  Loans .......................................................    17
       3.09  Systematic Distribution Options .............................    17
       3.10  Death Benefit Amount ........................................    17
       3.11  Death Benefit Options Available to Beneficiary ..............    17
       3.12  Liquidation of Withdrawal Value .............................    18
       3.13  Deferred Sales Charge .......................................    18
       3.14  Payment of Withdrawal Value .................................    19
       3.15  Payment of Adjusted Account Value ...........................    19
       3.16  Reinstatement ...............................................    19

IV.    OPTION PACKAGES
       4.01  Election of Option Packages .................................    19
       4.02  Description of Option Package I .............................    20
       4.03  Description of Option Package II ............................    21
       4.04  Description of Option Package III ...........................    22

V.     ANNUITY PAYOUT PROVISIONS
       5.01  Annuity Payout Options ......................................    24
       5.02  Annuity Payment Choices .....................................    25
       5.03  Terms of Annuity Payout Options .............................    26
       5.04  Death of Annuitant/Beneficiary ..............................    27
       5.05  Annuity Units - Separate Account ............................    27
       5.06  Annuity Unit Value - Separate Account .......................    28
       5.07  Annuity Net Return Factor(s) - Separate Account .............    28








GA-IA-1080                           Page 7

I.     DEFINITIONS
--------------------------------------------------------------------------------

1.01   ACCOUNT:

          A record that identifies contract values accumulated on each Contract Holder's behalf. GALIC will declare from time to time the acceptability and the minimum amount for initial and additional Purchase Payments.

1.02   ACCOUNT EFFECTIVE DATE:

          The date on which an Account is established on a Contract Holder's behalf.

1.03   ACCOUNT VALUE:

          As of the most recent Valuation Date, the Account Value is equal to the total of the Purchase Payment(s) made to the Account;

          (a) Plus or minus the investment experience for the amount, if any, allocated to one or more of the Subaccounts
          (b) Plus interest added to the amount, if any, allocated to the Fixed Account;
          (c)   Plus any additional amount deposited to the Account (SEE
                SECTION IV - OPTION PACKAGES);
          (d)   Less the amount of any Maintenance Fee deducted;
          (e) Less any additional fee(s), charges, or taxes, if applicable, deducted;
          (f)   Less any amount(s) withdrawn; and
          (g)   Less any amount(s) applied to an Annuity Payout Option.

1.04   ACCOUNT YEAR:

          A period of twelve months measured from the Account Effective Date or an anniversary of such Account Effective Date.

1.05   ACCUMULATION PERIOD:

          The period during which the Purchase Payment(s) are applied to an Account to provide future Annuity Payment(s).

1.06   ADJUSTED ACCOUNT VALUE:

          The Account Value plus or minus the aggregate Market Value Adjustment
          (MVA), if applicable, for the amount(s) allocated to the Fixed Account (SEE SECTION III - MARKET VALUE ADJUSTMENT).

1.07   ANNUITANT:

          The person on whose death, during the Accumulation Period, a death benefit becomes payable and on whose life or life expectancy the Annuity Payments are based under the Contract.

1.08   ANNUITY PAYMENT:

          A series of payments for life, a definite period or a combination of the two. The Annuity Payments may be variable or fixed in amount or a combination of both.

1.09   ANNUITY PAYOUT OPTIONS:

          The Contract Holder may choose to receive Annuity Payments under one of the following options:

          (a)   For the life of one or two persons;
          (b)   For a stated period; or
          (c)   For some combination of (a) and (b).

1.10   ANNUITY PERIOD:

          The period during which Annuity Payments are made.


GA-IA-1080                           Page 8

1.11   BENEFICIARY:

          The individual(s) or entity entitled to receive any death benefit due under the Contract. Any designated Beneficiary has the right to name another Beneficiary. If the Account is owned by joint Contract Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will then be treated as the primary or contingent Beneficiary, as originally designated, unless and until changed by the new designated Beneficiary.

1.12   CLAIM DATE:

          The date when proof of death and the Beneficiary's entitlement to the death benefit are received in good order at GALIC's Customer Service Center. This is also the date that the excess of the death benefit over the Account Value, if any, is allocated to the money market fund available through the Separate Account.

1.13   CODE:

          The Internal Revenue Code of 1986, as it may be amended from time to time.

1.14   CONTRACT:

          This agreement between GALIC and the Contract Holder.

1.15   CONTRACT HOLDER:

          A person who purchases this Contract. GALIC reserves the right to limit ownership to natural persons. If more than one Contract Holder owns an Account, each Contract Holder will be a joint Contract Holder. Joint Contract Holders have joint ownership rights and both must authorize exercising any ownership rights unless GALIC allows otherwise.

1.16   DEFERRED SALES CHARGE:

          The charge that is applied to a Purchase Payment(s) upon withdrawal. This charge may be waived under certain circumstances or after a certain length of time (SEE SECTION III - DEFERRED SALES CHARGE).

1.17   DEPOSIT PERIOD:

          A day, a calendar week, a calendar month, a calendar quarter, or any other period of time specified by GALIC during which a Purchase Payment(s), Transfer(s), and/or Reinvestment(s) may be allocated to one or more Fixed Account Guaranteed Terms. GALIC reserves the right to shorten or to extend the Deposit Period.

          During a Deposit Period, GALIC may offer any number of Guaranteed Terms and more than one Guaranteed Term of the same duration may be offered.

1.18   DOLLAR COST AVERAGING:

          A program that permits the Contract Holder to systematically transfer amounts from one of the available Subaccounts, or an available Fixed Account Guaranteed Term, to one or more of the Subaccounts. If the Contract Holder elects a Fixed Account Guaranteed Term available for Dollar Cost Averaging, no MVA applies to amounts transferred under Dollar Cost Averaging. If Dollar Cost Averaging from a Fixed Account Guaranteed Term is discontinued before the end of the Dollar Cost Averaging period elected, GALIC will automatically transfer the balance to a Guaranteed Term of the same duration and an MVA will apply. The Contract Holder may initiate a Transfer to another investment option and an MVA will apply. If a Guaranteed Term of the same duration is not available, GALIC will transfer the amount to the Guaranteed Term with the next shortest duration. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. GALIC reserves the right to establish and change terms and conditions governing Dollar Cost Averaging.

1.19   FUND(S):

          The open-end registered management investment companies whose shares are purchased by the Separate Account to fund the benefits provided by the Contract.


GA-IA-1080                           Page 9

          The Funds, and the number of Funds, available during the Accumulation Period may be different from those available during the Annuity Period. GALIC reserves the right to limit the number of Funds available at any one time and to limit the number of investment options the Contract Holder may select during the Accumulation Period and/or during the Annuity Period.

1.20   GENERAL ACCOUNT:

          The account holding the assets of GALIC, other than those assets held in GALIC's separate accounts.

1.21   FIXED ACCOUNT:

          A nonunitized separate account, established by GALIC under Delaware Statutes, that holds assets for Guaranteed Terms. There are no discrete units for this account. The Contract Holder does not participate in any gain or loss resulting from the performance of the investments held in the account. Income, gains or losses realized or unrealized, are gains or losses of GALIC.

1.22   GUARANTEED RATES - FIXED ACCOUNT:

          GALIC will declare the interest rate(s) applicable to a specific Guaranteed Term at the start of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by GALIC for the period beginning with the first day of the Deposit Period and ending on the Maturity Date. Guaranteed Rates are credited beginning with the date of allocation. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the minimum Guaranteed Rate shown on the SCHEDULE - ACCUMULATION PERIOD.

          For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

          GALIC may offer more than one Guaranteed Term of the same duration and credit one with a higher rate contingent upon use only with Dollar Cost Averaging.

1.23   GUARANTEED TERM:

          The period of time specified by GALIC for which a specific Guaranteed Rate(s) is offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available subject to GALIC's terms and conditions, including, but not limited to, GALIC's right to restrict allocations to new Purchase Payments (such as by prohibiting Transfers into a particular Guaranteed Term from any other Guaranteed Term or from any of the Subaccounts, or by prohibiting Reinvestment of a Matured Term Value to a particular Guaranteed Term). More than one Guaranteed Term of the same duration may be offered within the Contract.

1.24   GUARANTEED TERM(S) GROUPS:

          All Fixed Account Guaranteed Term(s) of the same duration (from the close of the Deposit Period until the designated Maturity Date).

1.25   MAINTENANCE FEE:

          The Maintenance Fee (SEE SCHEDULE - ACCUMULATION PERIOD) will be deducted during the Accumulation Period from the Account Value on each anniversary of the Account Effective Date and upon withdrawal of the entire Account.



GA-IA-1080                           Page 10

1.26   MARKET VALUE ADJUSTMENT (MVA):

          An adjustment that may apply to an amount withdrawn or transferred from a Fixed Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given. The adjustment is expressed as a percentage of each dollar being withdrawn (SEE SECTION III- MARKET VALUE ADJUSTMENT).

1.27   MATURED TERM VALUE:

          The amount due on a Fixed Account Guaranteed Term's Maturity Date.

1.28   MATURITY VALUE TRANSFER:

          During the calendar month following a Fixed Account Maturity Date, the Contract Holder may notify GALIC's Customer Service Center in writing to Transfer or withdraw all or part of the Matured Term Value, plus accrued interest at the new Guaranteed Rate, from the Fixed Account without an MVA. This provision only applies to the first such written request received from the Contract Holder during this period for any Matured Term Value.

1.29   MATURITY DATE:

          The last day of a Fixed Account Guaranteed Term.

1.30   OPTION PACKAGE:

          The version of the Contract selected which defines, among other things, the amount of the mortality and expense risk charge, the calculation of the death benefit, and the availability of certain withdrawals without imposition of a Deferred Sales Charge.

1.31   PURCHASE PAYMENT(S):

          The Purchase Payment(s) less premium taxes, if applicable, accepted by GALIC at its Customer Service Center. GALIC reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder.

1.32   REINVESTMENT:

          GALIC will mail a notice to the Contract Holder at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate(s), and projected Matured Term Value. If no specific direction is given by the Contract Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. GALIC will mail a confirmation statement to the Contract Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.33   SCHEDULE EFFECTIVE DATE:

          The date that an Option Package becomes effective. This date is indicated on the SCHEDULE - ACCUMULATION PERIOD. At initial purchase, this date is the same as the Account Effective Date.

1.34   SEPARATE ACCOUNT:

          A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of GALIC. GALIC owns the assets held in the Separate Account and is not a trustee as to such amounts. The Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Separate Account, shall not be charged with other GALIC liabilities.



GA-IA-1080                           Page 11

1.35   SUBACCOUNT(S):

          The portion of the assets of the Separate Account that is allocated to a particular Fund. Each Subaccount invests in the shares of only one corresponding Fund.

1.36   SYSTEMATIC DISTRIBUTION OPTION:

          An option elected by the Contract Holder during the Accumulation Period which establishes a schedule of withdrawals to be made automatically from the Contract Holder's Account.

1.37   TRANSFERS:

          The movement of invested amounts among the available Subaccount(s) and/or any Fixed Account Guaranteed Term made available, subject to terms and conditions established by GALIC, during the Accumulation Period or the Annuity Period.

1.38   WITHDRAWAL VALUE:

          The amount payable by GALIC upon the withdrawal of any portion of an Account.

1.39   VALUATION DATE:

          The date and time for which a Subaccount calculates its net asset value, usually from 4:00 p.m. Eastern time each day the New York Stock Exchange is open, to 4:00 p.m. the next such business day.

II.    GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01   CHANGE OF CONTRACT:

          Only an authorized officer of GALIC may change the terms of this Contract. GALIC will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity Payout Option which begins before the change.

          GALIC may make any change that affects the Market Value Adjustment (SEE SECTION III- MARKET VALUE ADJUSTMENT) with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any new Guaranteed Term and will apply to all present and future Accounts.

          Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

          The following will not be changed:

          (a)   Account Value
          (b)   Guaranteed Rates - Fixed Account
          (c)   Purchase Payment
          (d)   Withdrawal Value
          (e)   Transfers
          (f)   Net Investment Factor(s) - Separate Account (SEE SECTION III)
          (g)   Minimum Guaranteed Interest Rates (SEE SECTION V)
          (h)   Annuity Unit Value - Separate Account (SEE SECTION V)
          (i)   Annuity Payout Options (SEE SECTION V).

          Any change that affects the Annuity Payout Options and the tables for the Annuity Payout Options may be made:

          (a)   No earlier than 12 months after the Account Effective Date; and
          (b) No earlier than 12 months after the effective date of any prior change.




GA-IA-1080                           Page 12

          Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under the Contract. The Contract may also be changed as deemed necessary by GALIC to comply with federal or state law.

2.02   CHANGE OF FUND(S):

          The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if, in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, GALIC may cease to make such Fund shares available for investment under the Contract prospectively, or GALIC may substitute shares of another Fund for shares already acquired. GALIC may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. GALIC reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03   NONPARTICIPATING CONTRACT:

          The Contract Holder or Beneficiaries will not have a right to share in the earnings of GALIC.

2.04   PAYMENTS AND ELECTIONS:

          While the Contract Holder is living, GALIC will pay the Contract Holder any Annuity Payments as and when due. After the Contract Holder's death, or at the death of the first Contract Holder if the Account is owned jointly, any Annuity Payments required to be made will be paid in accordance with SECTION V - DEATH OF ANNUITANT/BENEFICIARY. GALIC will determine other payments and/or elections as of the end of the Valuation Date in which the request is received at its Customer Service Center. Such payments will be made within seven calendar days of receipt at its Customer Service Center of a written claim for payment which is in good order, except as provided in SECTION III - PAYMENT OF WITHDRAWAL VALUE.

2.05   STATE LAWS:

          The Contract complies with the laws of the state in which it is delivered. Any withdrawal, death benefit amount, or Annuity Payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity Payments.

2.06   CONTROL OF CONTRACT:

          This is a Contract between the Contract Holder and GALIC. The Contract Holder has all rights, title and interest for amounts held in the Account. Choices made under this Contract must be in writing. If the Account is owned jointly, both joint Contract Holders must authorize any Contract Holder change in writing. Until receipt of such choices at GALIC's Customer Service Center, GALIC may rely on any previous choices made.

          The Contract is not subject to the claims of any creditors of the Contract Holder, except to the extent permitted by law. The Contract Holder may assign or transfer his or her rights under the Contract. GALIC reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made under the Contract must be submitted to GALIC's Customer Service Center in writing and will not be effective until accepted by GALIC.

2.07   DESIGNATION OF BENEFICIARY:

          Each Contract Holder shall name his or her Beneficiary and when designating the Beneficiary may elect to specify in writing the form of payment to the Beneficiary. GALIC will honor the specified form of payment to the extent permitted under section 72(s) of the Code. If the Account is owned jointly, both joint Contract Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to GALIC's Customer Service Center in writing and will not be effective until


GA-IA-1080                           Page 13
          accepted by GALIC. If the Account is owned jointly, at the death of one joint Contract Holder, the survivor will be deemed the designated Beneficiary; any other Beneficiary on record will then be treated as a primary or a contingent Beneficiary, as originally designated unless and until changed by the new designated Beneficiary. If a designated Beneficiary defers taking payment of a death benefit, the designated Beneficiary has the right to name another Beneficiary.

2.08   MISSTATEMENTS AND ADJUSTMENTS:

          If GALIC finds the age of any Annuitant to be misstated, the correct facts will be used to adjust payments.

2.09   INCONTESTABILITY:

          After two years, the Contract will be incontestable.

2.10   GRACE PERIOD:

          The Contract will remain in effect even if Purchase Payments are not continued except as provided in the Payment of Adjusted Account Value provision (SEE SECTION III - PAYMENT OF ADJUSTED ACCOUNT VALUE).

III.   PURCHASE PAYMENT, ACCOUNT VALUE, AND WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

3.01   PURCHASE PAYMENT:

          This amount is the actual Purchase Payment. GALIC reserves the right to pay premium taxes when due and deduct the amount from the Account Value when we pay the tax or at a later date.

          Each Purchase Payment will be allocated, as directed by the Contract Holder, among:

          (a) Fixed Account Guaranteed Terms made available, subject to terms and conditions established by GALIC; and/or

          (b)   The Subaccount(s) offered through the Separate Account.

          For each Purchase Payment, the Contract Holder shall tell GALIC the percentage of each Purchase Payment to allocate to any available Fixed Account Guaranteed Term and/or each Subaccount. Unless different allocation instructions are received for any additional Purchase Payment, the allocation will be the same as for the initial Purchase Payment. If the same Guaranteed Term is no longer available, the Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

3.02   ACCUMULATION UNITS - SEPARATE ACCOUNT:

          The portion of the Purchase Payment(s) applied to each Subaccount under the Separate Account will determine the number of accumulation units for that Subaccount. This number is equal to the portion of the Purchase Payment(s) applied to each Subaccount divided by the accumulation unit value (SEE SECTION III - ACCUMULATION UNIT VALUE - SEPARATE ACCOUNT) for the Valuation Date in which the Purchase Payment is received in good order at GALIC's Customer Service Center.

3.03   NET INVESTMENT FACTOR(S) - SEPARATE ACCOUNT:

          The net investment factor is used to measure the investment performance of a Subaccount from one Valuation Date to the next. The net investment factor for a Subaccount for any Valuation Date is equal to the sum of 1.0000 plus the net investment rate. The net investment rate equals:

          (a) The net assets of the Subaccount on the current Valuation Date, minus
          (b) The net assets of the Subaccount on the preceding Valuation Date, plus or minus
          (c) Taxes or provisions for taxes, if any, attributable to the operation of the Subaccount;


GA-IA-1080                           Page 14

          (d) Divided by the total value of the Subaccount's accumulation and annuity units on the preceding Valuation Date;
          (e) Minus a daily charge at the annual effective rate for mortality and expense risks as stated in the SCHEDULE - ACCUMULATION PERIOD and SCHEDULE - ANNUITY PERIOD, and an administrative charge of 0.15% (unless reduced or eliminated) during the Accumulation Period and up to 0.25% during the Annuity Period (currently 0% during the Annuity Period).

          The net investment rate may be either positive or negative.

3.04   ACCUMULATION UNIT VALUE - SEPARATE ACCOUNT:

          An accumulation unit value is computed by multiplying the net investment factor for the current Valuation Date by the accumulation unit value for the previous Valuation Date. The dollar value of accumulation units, Separate Account assets, and variable Annuity Payments may go up or down due to investment gain or loss.

3.05   MARKET VALUE ADJUSTMENT (MVA):

          An MVA will apply to any withdrawal from the Fixed Account before the end of a Guaranteed Term when the withdrawal is:
          (a) A Transfer (including a Transfer from a Fixed Account Guaranteed Term if Dollar Cost Averaging is discontinued); except for Transfers under Dollar Cost Averaging, or as specified in
                SECTION I - MATURITY VALUE TRANSFER;
          (b)   A full or partial withdrawal (including a free withdrawal, SEE
                SECTION III - DEFERRED SALES CHARGE), except for a payment made:
                (1) Under a Systematic Distribution Option, or (2) Under a qualified Contract, when the amount withdrawn is equal to the required minimum distribution for the Account calculated using a method permitted under the Code and agreed to by GALIC; or
          (c) Due to an election of Annuity Payout Option 1. Only a positive MVA will apply upon election of Annuity Payout Option 2 or 3 (SEE SECTION V - ANNUITY PAYOUT OPTIONS).

          Full and partial withdrawals and Transfers made within six months after the date of the Annuitant's death will be the greater of:
          (a) The aggregate MVA amount which is the sum of all market value adjusted amounts resulting from a withdrawal(s). This total may be greater or less than the Account Value of those amounts; or
          (b)   The applicable portion of the Account Value in the Fixed
                Account.

          After the six-month period, the withdrawal or Transfer will be the aggregate MVA amount, which may be greater or less than the Account Value of those amounts.

          Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                              x
                                           -------
                                             365
                             (1 + i)
                             -----------------------
                                              x
                                           -------
                                             365
                             (1 + j)

          Where:

                  i     is the Deposit Period yield
                  j     is the current yield
                  x     is the number of days remaining in the Guaranteed Term,
                        computed from Wednesday of the week of withdrawal.

GA-IA-1080                           Page 15

          The Deposit Period yield will be determined as follows:

          (a) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

          (b) The Deposit Period yield is the average of those yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

          The current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period yield.

          In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, GALIC reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.06 TRANSFER OF ACCOUNT VALUE FROM THE SUBACCOUNT(S) OR FIXED ACCOUNT DURING THE ACCUMULATION PERIOD:

          Before an Annuity Payout Option is elected, all or any portion of the Adjusted Account Value of the Contract Holder's Account may be transferred from any Subaccount or Guaranteed Term of the Fixed
          Account:

          (a)   To any other Subaccount; or

          (b) To any Guaranteed Term of the Fixed Account made available in the current Deposit Period, subject to terms and conditions specified by GALIC.

          Transfer requests can be submitted as a percentage or as a dollar amount. GALIC may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be withdrawn or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

          The Contract Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by GALIC is shown on the SCHEDULE - ACCUMULATION PERIOD. Additional Transfers may be subject to a Transfer fee as shown on the SCHEDULE - ACCUMULATION PERIOD.

          Amounts transferred from the Fixed Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of a Maturity Date do not count against the annual Transfer limit.

          Amounts allocated to Fixed Account Guaranteed Terms may not be transferred to the Subaccounts or to another Guaranteed Term during a Deposit Period or for 90 days after the close of a Deposit Period except for:

          (a) Matured Term Value(s) during the calendar month following the Maturity Date;
          (b)   Amounts applied to an Annuity Payout Option;
          (c)   Amounts transferred under the Dollar Cost Averaging program;
          (d)   Amounts distributed under a Systematic Distribution Option; and
          (e) Amounts transferred by GALIC if Dollar Cost Averaging is discontinued.

3.07   NOTICE TO THE CONTRACT HOLDER:

          The Contract Holder will receive quarterly statements from GALIC of:

          (a)   The value of any amounts held in:

                (1)   The Fixed Account; and
                (2)   The Subaccount(s) under the Separate Account;

          (b)   The number of any accumulation units; and

          (c)   The accumulation unit value.

          Such number or values will be as of a specific date no more than 60 days before the date of the notice.


GA-IA-1080                           Page 16

3.08   LOANS:

          Loans are not available under this Contract.

3.09   SYSTEMATIC DISTRIBUTION OPTIONS:

          GALIC may, from time to time, make one or more Systematic Distribution Options available during the Accumulation Period. When a Systematic Distribution Option is elected, GALIC will make automatic payments from the Contract Holder's Account. No Deferred Sales Charge or MVA will apply to the automatic payments made under a Systematic Distribution Option.

          Any Systematic Distribution Option will be subject to the following criteria:

          (a) Any Systematic Distribution Option will be made available on the basis of objective criteria consistently applied;

          (b) The availability of any Systematic Distribution Option may be limited by terms and conditions applicable to the election of such Systematic Distribution Option; and

          (c) GALIC may discontinue the availability of a Systematic Distribution Option at any time. Except to the extent required to comply with applicable law, discontinuance of a Systematic Distribution Option will apply only to future elections and will not affect Systematic Distribution Options in effect at the time an option is discontinued.

3.10   DEATH BENEFIT AMOUNT:

          The amount of the death benefit is described in SECTION IV - OPTION PACKAGES.

3.11   DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY:

          Prior to any election, or until amounts must be otherwise distributed under this section, the Account Value will be retained in the Account. The Beneficiary has the right to allocate or reallocate any amount to any of the available investment options (subject to an MVA, if applicable). If the Contract Holder has specified the form of payment to the Beneficiary, the death benefit will be paid as elected by the Contract Holder in the Beneficiary designation, to the extent permitted by section 72(s) of the Code. If the Contract Holder has not specified a form of payment, the Beneficiary may elect one of the following options.

          (a) When the Contract Holder is the Annuitant or when the Contract Holder is a nonnatural person, and the Annuitant dies:

                (1) If the Beneficiary is the surviving spouse, the spousal Beneficiary will be the successor Contract Holder and may exercise all Contract Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or
                      (ii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                      (i)   Apply some or all of the Adjusted Account Value to
                            an Annuity Payout Option (SEE SECTION V); or
                      (ii)  Receive, at any time, a lump sum payment equal to
                            the Adjusted Account Value.

                (2) If the Beneficiary is other than the surviving spouse, then options (i) or (ii) above apply. Any portion of the Adjusted Account Value not applied to an Annuity Payout Option within one year of the death must be distributed within five years of the date of death.

                (3) If no Beneficiary exists, a lump sum payment equal to the Adjusted Account Value must be made to the Annuitant's estate within five years of the date of death.

                (4) If the Beneficiary is an entity, a lump sum payment equal to the Adjusted Account Value must be made within five years of the date of death, unless otherwise permitted by IRS regulation or ruling.



GA-IA-1080                           Page 17

          (b) When the Contract Holder is not the Annuitant and the Contract Holder dies:

                (1) If the Beneficiary is the Contract Holder's surviving spouse, the spousal Beneficiary will be the successor Contract Holder and may exercise all Contract Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or (ii) below. Under the Code, distributions from the Account are not required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                      (i)   Apply some or all of the Adjusted Account Value to
                            an Annuity Payout Option (SEE SECTION V); or
                      (ii)  Receive, at any time, a lump sum payment equal to
                            the Withdrawal Value.

                (2) If the Beneficiary is other than the Contract Holder's surviving spouse, then options (i) or (ii) under (1) above apply. Any portion of the death benefit not applied to an Annuity Payout Option within one year of the Contract Holder's death must be distributed within five years of the date of death.

                (3) If no Beneficiary exists, a lump sum payment equal to the Withdrawal Value must be made to the Contract Holder's estate within five years of the date of death.

                (4) If the Beneficiary is an entity, a lump sum payment equal to the Withdrawal Value must be made within five years of the date of death, unless otherwise permitted by IRS regulation or ruling.

          (c) When the Contract Holder is a natural person and not the Annuitant and the Annuitant dies, the Beneficiary (or the Contract Holder if no Beneficiary exists) may elect to:

                (1) Apply all or some of the Adjusted Account Value to an Annuity Payout Option within 60 days of the date of death; or

                (2) Receive a lump sum payment equal to the Adjusted Account Value.

3.12   LIQUIDATION OF WITHDRAWAL VALUE:

          All or any portion of the Account Value may be withdrawn at any time. Withdrawal requests may be submitted as a percentage of the Account Value or as a specific dollar amount. Purchase Payment amounts are withdrawn first, and then the excess value, if any. Partial withdrawal amounts are withdrawn on a pro rata basis from the Subaccount(s) and/or the Guaranteed Term(s) Groups of the Fixed Account in which the Account Value is invested. Within a Guaranteed Term Group, the amount to be withdrawn or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

          After deduction of the Maintenance Fee, if applicable, the withdrawn amount shall be reduced by a Deferred Sales Charge, if applicable. An MVA may apply to amounts withdrawn from the Fixed Account.

3.13   DEFERRED SALES CHARGE:

          The Deferred Sales Charge only applies to the Purchase Payment(s) portion withdrawn and varies according to the elapsed time since deposit (SEE SCHEDULE - ACCUMULATION PERIOD). Purchase Payment amounts are withdrawn in the same order they were applied.

          No Deferred Sales Charge is deducted from any portion of the Purchase Payment which is paid:

          (a) To a Beneficiary due to the Annuitant's death before Annuity Payments start, up to a maximum of the aggregate Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity Payout Option and deductions made prior to the Annuitant's date of death;

          (b)   For an Annuity Payout Option (SEE SECTION V);

          (c)   As a distribution under a Systematic Distribution Option;


GA-IA-1080                           Page 18

          (d) For a full withdrawal of the Account where the Account Value is $2,500 or less and no withdrawals have been taken from the Account within the prior 12 months;

          (e)   By GALIC under SECTION III - PAYMENT OF ADJUSTED ACCOUNT VALUE;

          (f) Under a qualified Contract when the amount withdrawn is equal to the minimum distribution required by the Code for the Account, calculated using a method permitted under the Code and agreed to by GALIC;

          (g) As a free withdrawal as described in SECTION IV - OPTION PACKAGES; or

          (h)   Under the Nursing Home Waiver, if available, and as described in
                SECTION IV - OPTION PACKAGES.

3.14   PAYMENT OF WITHDRAWAL VALUE:

          Under certain emergency conditions, GALIC may defer payment:

          (a) For a period of up to six months (unless not allowed by state law); or
          (b)   As provided by federal law.

3.15   PAYMENT OF ADJUSTED ACCOUNT VALUE:

          Upon 90 days written notice to the Contract Holder, GALIC will terminate any Account if the Account Value becomes less than $2,500 immediately following any partial withdrawal. GALIC does not intend to exercise this right in cases where an Account is reduced to $2,500 or less solely due to investment performance. A Deferred Sales Charge will not be deducted from the Adjusted Account Value.

3.16   REINSTATEMENT:

          The Contract Holder may reinstate the proceeds of a full withdrawal, subject to terms and conditions established by GALIC.

IV.    OPTION PACKAGES
--------------------------------------------------------------------------------

The Contract offers three Option Packages regarding calculation of the death benefit and the ability to withdraw money free of Deferred Sales Charge. The Option Package selected is reflected in the SCHEDULE-ACCUMULATION PERIOD attached to the Contract. At initial purchase, the Schedule Effective Date is the same as the Account Effective Date. If, at a later date, the Contract Holder wishes to replace the current Option Package with another available Option Package, the Contract Holder may do so upon any anniversary of the Account Effective Date.

A different SCHEDULE-ACCUMULATION PERIOD may apply to each Contract Holder depending upon the Option Package selected.

Below is a description of the ability to elect other Option Packages and the contractual provisions of each Option Package.

4.01   ELECTION OF OPTION PACKAGES:

          Any Contract Holder, who meets the applicable minimum Account Value required by GALIC, may elect to replace the Option Package in effect with one of the other available Option Packages. The eligible Contract Holder may make the election during the sixty day period prior to and including any anniversary of the Account Effective Date. Such election must be made in writing and received in good order at GALIC's Customer Service Center during the election period.


GA-IA-1080                           Page 19

          The effective date of the newly elected Option Package is the anniversary of the Account Effective Date at the end of the sixty day election period. GALIC will issue another Schedule reflecting the new Option Package chosen. The new Schedule will reflect the revisions to the Contract Holder's benefits during the Accumulation Period, namely:

                The new Schedule Effective Date,
                The revised Charges to Separate Account,
                The calculation of the death benefit, and The revised ability to withdraw money free of Deferred Sales Charge

          All other Contract features remain in effect from the Account Effective Date.

4.02   DESCRIPTION OF OPTION PACKAGE I:

DEFERRED SALES CHARGE:

          In addition to the events described in Section III - Deferred Sales Charge, the total amount that may be withdrawn each Account Year without a Deferred Sales Charge cannot exceed 10% of the Account Value less:

          (1) Any amount(s) withdrawn and/or requested for withdrawal under a Systematic Distribution Option, or

          (2) Any amount(s) taken as a minimum required distribution as described in SECTION III - DEFERRED SALES CHARGE.

DEATH BENEFIT CALCULATION DURING THE ACCUMULATION PERIOD:

          If the Contract Holder or Annuitant dies before an Annuity Payout Option starts, the Beneficiary is entitled to a death benefit. If the Account is owned jointly, the death benefit applies at the death of the first joint Contract Holder to die. The amount of the death benefit is determined as follows:

          (a)   DEATH OF THE ANNUITANT.

                The death benefit is the greater of:

                (1) The sum of all Purchase Payment(s) made, adjusted for amount(s) withdrawn or applied to an Annuity Payout Option as of the Claim Date; or

                (2)   The Account Value on the Claim Date.

                      On the Claim Date, if the amount of the death benefit is greater than the Account Value, the amount by which the death benefit exceeds the Account Value will be deposited and allocated to the money market fund available through the Separate Account.

                      The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. This amount may be greater or less than the amount of the death benefit on the Claim Date. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY.

          (b) DEATH OF THE CONTRACT HOLDER IF THE CONTRACT HOLDER IS NOT THE ANNUITANT.

                On the Claim Date, the amount of the death benefit equals the Account Value.

                The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. A Deferred Sales Charge may apply to any full or partial payment of the death benefit. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY.



GA-IA-1080                           Page 20

          (c) DEATH OF A SPOUSE WHO IS THE BENEFICIARY OF A CONTRACT HOLDER/ANNUITANT AND WHO BECOMES A SUCCESSOR CONTRACT HOLDER/ ANNUITANT.

                The amount of the death benefit paid to the Beneficiary at the death of a successor Contract Holder/Annuitant is the greater of the values as described in (a) above except that in calculating
                (a)(1), the Account Value on the Claim Date for the prior Contract Holder's death is treated as the initial Purchase Payment.

CHARGES TO SEPARATE ACCOUNT:


          SEE SCHEDULE-ACCUMULATION PERIOD.

4.03   DESCRIPTION OF OPTION PACKAGE II:

DEFERRED SALES CHARGE:

          In addition to the events described in SECTION III - DEFERRED SALES CHARGE, the total amount that may be withdrawn each Account Year without a Deferred Sales Charge cannot exceed 10% of the Account Value less:

          (1) Any amount(s) withdrawn and/or requested for withdrawal under a Systematic Distribution Option, or

          (2) Any amount(s) taken as a minimum required distribution as described in SECTION III - DEFERRED SALES CHARGE.

          No Deferred Sales Charge is deducted from any portion of the Purchase Payment(s) which is withdrawn:

                If the Annuitant has spent at least 45 consecutive days in a licensed nursing care facility and each of the following conditions are met:

                (1) More than one Account Year has elapsed since the Schedule Effective Date; and

                (2) The withdrawal is requested within three years of admission to a licensed nursing care facility.

                This waiver does not apply if the Annuitant was in a licensed nursing care facility for at least one day during the two week period immediately preceding or following the Schedule Effective Date.

DEATH BENEFIT CALCULATION DURING THE ACCUMULATION PERIOD:

          If the Contract Holder or Annuitant dies before an Annuity Payout Option starts, the Beneficiary is entitled to a death benefit. If the Account is owned jointly, the death benefit applies at the death of the first joint Contract Holder to die. The amount of the death benefit is determined as follows:

          (a)   DEATH OF THE ANNUITANT.

                The death benefit is the greatest of:

                (1) The sum of all Purchase Payment(s) made, adjusted for amount(s) withdrawn or applied to an Annuity Payout Option as of the Claim Date; or

                (2)   The Account Value on the Claim Date; or

                (3)   The "Step-up Value" on the Claim Date.

                On the Schedule Effective Date, the Step-up Value is the greater of:

                (1)   The Account Value; or

                (2) The Step-up Value, if any, calculated on the anniversary prior to the Schedule Effective Date, adjusted for Purchase Payments(s) made and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year.


GA-IA-1080                           Page 21

                      Thereafter, on each anniversary of the Schedule Effective Date until the anniversary immediately preceding the Annuitant's 85th birthday or death, whichever is earlier, the Step-up Value is equal to the greater of:

                      (a) The Step-up Value most recently calculated, adjusted for Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year; or

                      (b) The Account Value on that anniversary of the Schedule Effective Date.

                            On the Claim Date, the Step-up Value shall equal the Step-up Value calculated prior to death. It is adjusted for Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option since the anniversary on which the Step-up Value was calculated.

          On the Claim Date, if the amount of the death benefit is greater than the Account Value, the amount by which the death benefit exceeds the Account Value will be deposited and allocated to the money market fund available through the Separate Account.

          The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. This amount may be greater or less than the amount of the death benefit on the Claim Date. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO THE BENEFICIARY.

          (b) DEATH OF THE CONTRACT HOLDER IF THE CONTRACT HOLDER IS NOT THE ANNUITANT.

                On the Claim Date, the amount of the death benefit equals the Account Value.

                The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. A Deferred Sales Charge may apply to any full or partial payment of the death benefit. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO THE BENEFICIARY.

          (c) DEATH OF A SPOUSE WHO IS THE BENEFICIARY OF A CONTRACT HOLDER/ANNUITANT AND WHO BECOMES A SUCCESSOR CONTRACT HOLDER/ ANNUITANT.

                The amount of the death benefit paid to the Beneficiary at the death of a successor Contract Holder/Annuitant is the greater of the values as described in (a) above except that:

                (1) In calculating (a)(1), the Account Value on the Claim Date for the prior Contract Holder's death is treated as the initial Purchase Payment; and

                (2) In calculating (a)(3), the Step-up Value on the Claim Date for the prior Contract Holder's death is the initial Step-up Value.

CHARGES TO SEPARATE ACCOUNT:

          SEE SCHEDULE-ACCUMULATION PERIOD.

4.04   DESCRIPTION OF OPTION PACKAGE III:

DEFERRED SALES CHARGE:

          In addition to the events described in SECTION III - DEFERRED SALES CHARGE, the total amount that may be withdrawn each Account Year without a Deferred Sales Charge cannot exceed 10% of the Account Value less:

          (1) Any amount(s) withdrawn and/or requested for withdrawal under a Systematic Distribution Option, or

          (2) Any amount(s) taken as a minimum required distribution as described in SECTION III - DEFERRED SALES CHARGE.


GA-IA-1080                           Page 22

          If the entire 10% of Account Value free of Deferred Sales Charge is not taken in any Account Year, the Contract Holder may accumulate in successive Account Years the percentage not taken. The amount eligible each Account Year for withdrawal without a Deferred Sales Charge cannot exceed 30% of the Account Value less any amount(s) withdrawn and/or requested for withdrawal under a Systematic Distribution Option, or taken as a minimum required distribution as described in
          SECTION III - DEFERRED SALES CHARGE, during the Account Year.

          No Deferred Sales Charge is deducted from any portion of the Purchase Payment(s) which is withdrawn:

                If the Annuitant has spent at least 45 consecutive days in a licensed nursing care facility and each of the following conditions are met:

                (1) More than one Account Year has elapsed since the Schedule Effective Date; and

                (2) The withdrawal is requested within three years of admission to a licensed nursing care facility.

                This waiver does not apply if the Annuitant was in a licensed nursing care facility for at least one day during the two week period immediately preceding or following the Schedule Effective Date.

DEATH BENEFIT CALCULATION DURING THE ACCUMULATION PERIOD:

          If the Contract Holder or Annuitant dies before an Annuity Payout Option starts, the Beneficiary is entitled to a death benefit. If the Account is owned jointly, the death benefit applies at the death of the first joint Contract Holder to die. The amount of the death benefit is determined as follows:

          (a)   DEATH OF THE ANNUITANT.

                The death benefit is the greatest of:

                (1) The sum of all Purchase Payment(s) made, adjusted for amount(s) withdrawn or applied to an Annuity Payout Option as of the Claim Date; or

                (2)   The Account Value on the Claim Date; or

                (3)   The Step-up Value on the Claim Date; or

                (4)   The "Roll-up Value" on the Claim Date.

          On the Schedule Effective Date, the Step-up Value is the greater of:

          (1)   The Account Value; or

          (2) The Step-up Value, if any, calculated on the anniversary prior to the Schedule Effective Date, adjusted for Purchase Payments(s) made and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year.

          Thereafter, on each anniversary of the Schedule Effective Date until the anniversary immediately preceding the Annuitant's 85th birthday or death, whichever is earlier, the Step-up Value is equal to the greater of:

          (a) The Step-up Value most recently calculated, adjusted for Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year; or

          (b) The Account Value on that anniversary of the Schedule Effective Date.

          On the Claim Date, the Step-up Value shall equal the Step-up Value calculated prior to death. It is adjusted for Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option since the anniversary on which the Step-up Value was calculated.

          On the Schedule Effective Date, the Roll-up Value is equal to the Account Value.


GA-IA-1080                           Page 23

          Thereafter, on each anniversary of the Schedule Effective Date until the anniversary immediately preceding the Annuitant's 76th birthday or death, whichever is earlier, the Roll-up Value is equal to the Roll-up Value most recently calculated, multiplied by a factor of 1.05, adjusted for Purchase Payment(s) made, and amount(s) withdrawn or applied to an Annuity Payout Option during the prior Account Year. The Roll-up Value may not exceed 200% of the Account Value on the Schedule Effective Date, adjusted for additional Purchase Payments made, and amount(s) withdrawn or applied to an Annuity Payout Option.

          On the Claim Date, the Roll-up Value shall equal the Roll-up Value calculated prior to death. It is adjusted for additional Purchase Payment(s) made and amount(s) withdrawn or applied to an Annuity Payout Option since the anniversary on which the Roll-up Value was calculated.

          On the Claim Date, if the amount of the death benefit is greater than the Account Value, the amount by which the death benefit exceeds the Account Value will be deposited and allocated to the money market fund available through the Separate Account.

          The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. This amount may be greater or less than the amount of the death benefit on the Claim Date. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO THE BENEFICIARY.

          (b) DEATH OF THE CONTRACT HOLDER IF THE CONTRACT HOLDER IS NOT THE ANNUITANT.

                On the Claim Date, the amount of the death benefit equals the Account Value.

                The amount paid to the Beneficiary will equal the Adjusted Account Value on the date the payment request is processed. A Deferred Sales Charge may apply to any full or partial payment of the death benefit. The Beneficiary may elect a death benefit payment option as permitted in SECTION III - DEATH BENEFIT OPTIONS AVAILABLE TO THE BENEFICIARY.

          (c) DEATH OF A SPOUSE WHO IS THE BENEFICIARY OF A CONTRACT HOLDER/ANNUITANT AND WHO BECOMES A SUCCESSOR CONTRACT HOLDER/ ANNUITANT.

                The amount of the death benefit paid to the Beneficiary at the death of a successor Contract Holder/Annuitant is the greater of the values as described in (a) above except that:

                (1) In calculating (a)(1), the Account Value on the Claim Date for the prior Contract Holder's death is treated as the initial Purchase Payment; and

                (2) In calculating (a)(3), the Step-up Value on the Claim Date for the prior Contract Holder's death is the initial Step-up Value; and

                (3) In calculating (a)(4), the Roll-up Value on the Claim Date for the prior Contract Holder's death is the initial Roll-Up Value.

CHARGES TO SEPARATE ACCOUNT:

          SEE SCHEDULE-ACCUMULATION PERIOD.


V.    ANNUITY PAYOUT PROVISIONS
--------------------------------------------------------------------------------

5.01   ANNUITY PAYOUT OPTIONS:

       ANNUITY PAYOUT OPTION 1 - PAYMENTS FOR A SPECIFIED PERIOD:

          Payments are made for the number of years specified by the Contract Holder. The number of years must be at least five and not more than 30.



GA-IA-1080                           Page 24

       ANNUITY PAYOUT OPTION 2 - LIFE INCOME BASED ON THE LIFE OF ONE ANNUITANT:

          When this option is elected, the Contract Holder must choose one of the following:

          (a)   Payments cease at the death of the Annuitant;

          (b) Payments are guaranteed for a specified period from five to 30 years;

          (c) Cash refund: when the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity Payout Option (less any premium tax, if applicable) less the total amount of Annuity Payments made prior to such death. This cash refund feature is only available if the total amount applied to the Annuity Payout Option is allocated to a fixed Annuity Payment.

       ANNUITY PAYOUT OPTION 3 - LIFE INCOME BASED ON THE LIVES OF TWO
       ANNUITANTS:

          Payments are made for the lives of two Annuitants, one of whom is designated the primary Annuitant and the other the secondary Annuitant, and cease when both Annuitants have died. When this option is elected, the Contract Holder must also choose one of the following:

          (a)   100% of the payment to continue after the first death;
          (b)   66 2/3% of the payment to continue after the first death;
          (c)   50% of the payment to continue after the first death;
          (d) 100% of the payment to continue after the first death and payments are guaranteed for a period of five to 30 years;
          (e) 100% of the payment to continue at the death of the secondary Annuitant and 50% of the payment to continue at the death of the primary Annuitant; or
          (f) 100% of the payment continues after the first death with a cash refund feature. When the primary Annuitant and secondary Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the Annuity Payout Option (less any premium tax) less the total amount of Annuity Payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity Payout Option is allocated to a fixed Annuity Payment.

          If a fixed Annuity Payment is chosen under Annuity Payout Option 1, 2
          (a) or (b), or 3 (a) or (d), the Contract Holder may elect, at the time the Annuity Payout Option is selected, an annual increase of one, two or three percent compounded annually.

          As allowed under applicable state law, GALIC reserves the right to offer additional Annuity Payout Options.

5.02   ANNUITY PAYMENT CHOICES:

          The Contract Holder may tell GALIC to apply any portion of the Adjusted Account Value (minus any premium tax, if applicable,) to any Annuity Payout Option . The first Annuity Payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

          (a) The first day of the month following the Annuitant's 85th birthday; or

          (b) The tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity Payout Option, the Contract Holder may tell GALIC to make a lump sum payment.

          When an Annuity Payout Option is chosen, GALIC must also be told if payments are to be made other than monthly and whether to pay:

          (a)   A fixed Annuity Payment using the General Account;

          (b) A variable Annuity Payment using any of the Subaccount(s) available under this Contract for the Annuity Period; or

          (c)   A combination of (a) and (b).


GA-IA-1080                           Page 25

          If a fixed Annuity Payment is chosen, the payment rate for the option chosen, shown on the tables immediately following, reflects at least the minimum guaranteed interest rate (SEE SCHEDULE - ANNUITY PERIOD), but may reflect a higher interest rate.

          If a variable Annuity Payment is chosen, the initial Annuity Payment for the option elected reflects the Assumed Interest Rate (AIR) elected (SEE SCHEDULE - ANNUITY PERIOD). The Contract Holder must allocate specified amounts among the Subaccounts available during the Annuity Period. GALIC reserves the right to limit the number of Subaccounts available at one time and to limit the number of Subaccounts the Contract Holder may select during the Annuity Period. Subject to terms and conditions established by GALIC, the Contract Holder may transfer all or any portion of the amount allocated to a Subaccount to another Subaccount. The number of Transfers allowed without charge each year is shown on SCHEDULE - ANNUITY PERIOD.

          Transfer requests must be submitted as a percentage of the allocation among the Subaccounts. GALIC reserves the right to establish a minimum transfer amount. Transfers will be effective as of the Valuation Date in which GALIC receives a transfer request in good order at its Customer Service Center.

5.03   TERMS OF ANNUITY PAYOUT OPTIONS:

          (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

          (b) An Annuity Payout Option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). GALIC reserves the right to increase the minimum first Annuity Payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

          (c) If a fixed Annuity Payment is chosen GALIC will use the applicable current rate if it will provide higher fixed Annuity Payments.

          (d) For purposes of calculating the guaranteed first payment of a variable or fixed Annuity Payment, the primary Annuitant's and secondary Annuitant's adjusted age will be used. The primary Annuitant's and secondary Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity Payment commencement date reduced by one year for commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The primary Annuitant's and secondary Annuitant's age will be reduced by two years for commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The primary Annuitant's and secondary Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                The attached payment rates for Annuity Payout Options 2 and 3 are based on mortality from 1983 Table a.

          (e) Assumed Interest Rate (AIR) is the interest rate used to determine the amount of the first Annuity Payment under a variable Annuity Payment as shown on SCHEDULE - ANNUITY PERIOD. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future variable Annuity Payments are to remain level, (SEE SCHEDULE - ANNUITY PERIOD).

          (f) Once elected, Annuity Payments cannot be commuted to a lump sum except for variable Annuity Payments under Annuity Payout Option 1.




GA-IA-1080                           Page 26

5.04   DEATH OF ANNUITANT/BENEFICIARY:

          (a) CONTRACT HOLDER IS THE ANNUITANT: When the Contract Holder is the Annuitant and the Annuitant dies under Annuity Payout Option 1 or 2(b), or both the primary Annuitant and the secondary Annuitant die under Annuity Payout Option 3(d), any remaining payments will continue to the Beneficiary, or if elected by the Beneficiary and not prohibited by the Contract Holder in the Beneficiary designation, the present value of any remaining payments will be paid in one sum to the Beneficiary. If Annuity Payout Option 3 has been elected and the Contract Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Contract Holders, the surviving joint Contract Holder will be deemed the successor payee.

          (b) CONTRACT HOLDER IS NOT THE ANNUITANT: When the Contract Holder is not the Annuitant and the Contract Holder dies, any remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Contract Holders, the surviving joint Contract Holder will be deemed the successor payee.

                If the Annuitant dies under Annuity Payout Option 1 or 2(b), or both the primary Annuitant and secondary Annuitant die under Annuity Payout Option 3(d), any remaining payments will continue to the Beneficiary, or if elected by the Beneficiary and not prohibited by the Contract Holder in the Beneficiary designation, the present value of any remaining payments will be paid in one sum to the Beneficiary. If Annuity Payout Option 3 has been elected and the Annuitant dies, the remaining payments will continue to the Contract Holder.

          (c) No Beneficiary Named/Surviving: If there is no Beneficiary, the present value of any remaining payments will be paid in one sum to the Contract Holder, or if the Contract Holder is not living, then to the Contract Holder's estate.

          (d) If the Beneficiary or the successor payee dies while receiving Annuity Payments, any remaining payments will continue to the successor Beneficiary/payee or upon election by the successor Beneficiary/payee, the present value of any remaining payments will be paid in one sum to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining payments will be paid in one sum to the Beneficiary's/payee's estate.

          (e) The present value will be determined as of the Valuation Date in which proof of death acceptable to GALIC and a request for payment is received at GALIC's Customer Service Center.

5.05   ANNUITY UNITS - SEPARATE ACCOUNT:

          The number of annuity units is based on the amount of the first variable Annuity Payment which is equal to:

          (a) The portion of the Account Value applied to pay a variable Annuity Payment (minus any applicable premium tax); divided by

          (b)   1,000; multiplied by

          (c) The payment rate on the tables immediately following, for the option chosen.

          Such amount, or portion, of the variable Annuity Payment will be divided by the appropriate annuity unit value (SEE SECTION V - ANNUITY UNIT VALUE - SEPARATE ACCOUNT) on the tenth Valuation Date before the due date of the first payment to determine the number of annuity units. The number of annuity units remains fixed. Each future payment is equal to the sum of the products of each annuity unit value multiplied by the appropriate number of annuity units. The annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.



GA-IA-1080                           Page 27

5.06   ANNUITY UNIT VALUE - SEPARATE:

          For any Valuation Date, an annuity unit value is equal to:

          (a)   The value for the previous Valuation Date; multiplied by

          (b) The annuity net return factor(s) (SEE SECTION V - NET RETURN FACTOR(S) - SEPARATE ACCOUNT) for the Valuation Date; multiplied by

          (c)   A factor to reflect the AIR (SEE SCHEDULE - ANNUITY PERIOD).

          The annuity unit value and Annuity Payment amount may go up or down due to investment gain or loss.

5.07   NET RETURN FACTOR(S) - SEPARATE ACCOUNT:

          The net return factor(s) are used to compute all variable Annuity Payments for any Subaccount.

          The net return factor for each Subaccount is equal to 1.0000000 plus the net return rate.

          The net return rate is equal to:

          (a) The value of the shares of the Subaccount at the end of a Valuation Date; minus

          (b) The value of the shares of the Subaccount at the start of the Valuation Date; plus or minus

          (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

          (d) The total value of the annuity units at the start of the Valuation Date; minus

          (e) A daily charge for mortality and expense risks, which may include profit, and a daily administrative charge at the annual rate as shown on SCHEDULE - ANNUITY PERIOD.

          A net return rate may be more or less than 0%.

          The value of a share of the Subaccount is equal to the net assets of the Subaccount divided by the number of shares outstanding.

          Annuity Payments shall not be changed due to changes in the mortality or expense results or administrative charges.





GA-IA-1080                           Page 28

                    OPTION 1: PAYMENTS FOR A SPECIFIED PERIOD

---------------------------------------------------------------------------------------
                           Monthly Amount for Each $1,000*
             Rates for a Fixed Annuity with a 3% Guaranteed Interest Rate
---------------------------------------------------------------------------------------
       Years                Payment                Years                Payment
---------------------------------------------------------------------------------------
         5                   $17.91                  18                  $5.96
         6                   15.14                   19                   5.73
         7                   13.16                   20                   5.51
         8                   11.68                   21                   5.32
         9                   10.53                   22                   5.15
         10                   9.61                   23                   4.99
         11                   8.86                   24                   4.84
         12                   8.24                   25                   4.71
         13                   7.71                   26                   4.59
         14                   7.26                   27                   4.47
         15                   6.87                   28                   4.37
         16                   6.53                   29                   4.27
         17                   6.23                   30                   4.18
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                        First Monthly Amount for Each $1,000*
                     Rates for a Variable Annuity with a 3.5% AIR
---------------------------------------------------------------------------------------
       Years                Payment                Years                Payment
---------------------------------------------------------------------------------------
         5                   $18.12                  18                  $6.20
         6                   15.35                   19                   5.97
         7                   13.38                   20                   5.75
         8                   11.90                   21                   5.56
         9                   10.75                   22                   5.39
         10                   9.83                   23                   5.24
         11                   9.09                   24                   5.09
         12                   8.46                   25                   4.96
         13                   7.94                   26                   4.84
         14                   7.49                   27                   4.73
         15                   7.10                   28                   4.63
         16                   6.76                   29                   4.53
         17                   6.47                   30                   4.45
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                        First Monthly Amount for Each $1,000*
                      Rates for a Variable Annuity with a 5% AIR
---------------------------------------------------------------------------------------
       Years                Payment                Years                Payment
---------------------------------------------------------------------------------------
         5                   $18.74                  18                  $6.94
         6                   15.99                   19                   6.71
         7                   14.02                   20                   6.51
         8                   12.56                   21                   6.33
         9                   11.42                   22                   6.17
         10                  10.51                   23                   6.02
         11                   9.77                   24                   5.88
         12                   9.16                   25                   5.76
         13                   8.64                   26                   5.65
         14                   8.20                   27                   5.54
         15                   7.82                   28                   5.45
         16                   7.49                   29                   5.36
         17                   7.20                   30                   5.28
---------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction


GA-IA-1080                           Page 29

            OPTION 2: LIFE INCOME BASED ON THE LIFE OF ONE ANNUITANT

------------------------------------------------------------------------------------------------------------------------------------
                    Monthly Payment Amount for Each $1,000*
          Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
                Option 2(a):        Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):        Option 2(c):
                payments for          payments            payments            payments            payments          Cash Refund
  Adjusted          life             guaranteed          guaranteed          guaranteed          guaranteed
   Age of                             5 years             10 years            15 years            20 years
 Annuitant   -----------------------------------------------------------------------------------------------------------------------
               Male     Female     Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
------------------------------------------------------------------------------------------------------------------------------------
     50       $4.27     $3.90     $4.26     $3.90     $4.22     $3.89     $4.17     $3.86     $4.08     $3.82     $4.04     $3.78
     51        4.34      3.97      4.33      3.96      4.30      3.95      4.23      3.92      4.14      3.88      4.10      3.84
     52        4.43      4.03      4.41      4.03      4.37      4.01      4.30      3.98      4.20      3.93      4.16      3.89
     53        4.51      4.10      4.50      4.10      4.45      4.08      4.37      4.04      4.26      3.99      4.23      3.95
     54        4.60      4.18      4.59      4.17      4.54      4.15      4.45      4.11      4.32      4.04      4.29      4.01

     55        4.70      4.25      4.68      4.25      4.62      4.22      4.53      4.18      4.39      4.11      4.37      4.07
     56        4.80      4.34      4.78      4.33      4.72      4.30      4.61      4.25      4.45      4.17      4.44      4.13
     57        4.91      4.42      4.89      4.41      4.82      4.38      4.69      4.32      4.51      4.23      4.52      4.20
     58        5.03      4.52      5.00      4.51      4.92      4.47      4.78      4.40      4.58      4.30      4.61      4.28
     59        5.15      4.61      5.12      4.60      5.03      4.56      4.87      4.48      4.65      4.37      4.69      4.35

     60        5.28      4.72      5.25      4.70      5.14      4.66      4.96      4.57      4.71      4.44      4.78      4.43
     61        5.43      4.83      5.39      4.81      5.27      4.76      5.06      4.66      4.78      4.51      4.88      4.52
     62        5.58      4.95      5.53      4.93      5.39      4.87      5.16      4.75      4.84      4.58      4.98      4.60
     63        5.74      5.08      5.69      5.05      5.53      4.98      5.26      4.85      4.90      4.65      5.09      4.70
     64        5.91      5.21      5.85      5.18      5.66      5.10      5.36      4.95      4.96      4.72      5.20      4.80

     65        6.10      5.36      6.03      5.32      5.81      5.22      5.46      5.05      5.02      4.79      5.31      4.90
     66        6.30      5.51      6.21      5.47      5.96      5.36      5.56      5.16      5.08      4.86      5.44      5.01
     67        6.51      5.67      6.41      5.63      6.12      5.50      5.66      5.26      5.13      4.93      5.56      5.12
     68        6.73      5.85      6.62      5.80      6.28      5.65      5.77      5.37      5.18      5.00      5.70      5.24
     69        6.97      6.04      6.84      5.98      6.44      5.80      5.86      5.49      5.23      5.06      5.84      5.37

     70        7.23      6.25      7.07      6.18      6.61      5.97      5.96      5.60      5.27      5.12      5.98      5.51
     71        7.51      6.47      7.32      6.39      6.79      6.14      6.05      5.71      5.31      5.18      6.14      5.65
     72        7.80      6.71      7.58      6.62      6.96      6.32      6.14      5.83      5.34      5.23      6.30      5.80
     73        8.12      6.98      7.85      6.86      7.14      6.50      6.23      5.94      5.37      5.28      6.47      5.96
     74        8.46      7.26      8.14      7.12      7.32      6.69      6.31      6.04      5.40      5.32      6.65      6.13

     75        8.82      7.57      8.45      7.40      7.50      6.89      6.38      6.14      5.42      5.35      6.83      6.31
------------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction








GA-IA-1080                           Page 30

            OPTION 2: LIFE INCOME BASED ON THE LIFE OF ONE ANNUITANT

-------------------------------------------------------------------------------------------------------------------
                                  First Monthly Payment Amount for Each $1,000*
                                    Rates for a Variable Annuity with 3.5% AIR
-------------------------------------------------------------------------------------------------------------------
                   Option 2(a):        Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):
                   payments for          payments            payments            payments            payments
   Adjusted            life             guaranteed          guaranteed          guaranteed          guaranteed
    Age of                               5 years             10 years            15 years            20 years
  Annuitant     ---------------------------------------------------------------------------------------------------
                  Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
-------------------------------------------------------------------------------------------------------------------
      50         $4.56     $4.20     $4.55     $4.19     $4.51     $4.18     $4.45     $4.15     $4.36     $4.11
      51          4.64      4.26      4.62      4.25      4.58      4.24      4.51      4.21      4.42      4.16
      52          4.72      4.32      4.70      4.32      4.66      4.30      4.58      4.26      4.48      4.21
      53          4.80      4.39      4.79      4.38      4.74      4.36      4.65      4.32      4.53      4.27
      54          4.89      4.46      4.87      4.46      4.82      4.43      4.73      4.39      4.59      4.32

      55          4.99      4.54      4.97      4.53      4.91      4.50      4.80      4.46      4.65      4.38
      56          5.09      4.62      5.07      4.61      5.00      4.58      4.88      4.53      4.72      4.44
      57          5.20      4.71      5.17      4.70      5.10      4.66      4.96      4.60      4.78      4.50
      58          5.32      4.80      5.29      4.79      5.20      4.75      5.05      4.68      4.84      4.57
      59          5.44      4.90      5.41      4.88      5.31      4.84      5.14      4.76      4.91      4.63

      60          5.57      5.00      5.53      4.99      5.42      4.93      5.23      4.84      4.97      4.70
      61          5.71      5.11      5.67      5.09      5.54      5.03      5.32      4.93      5.03      4.77
      62          5.86      5.23      5.81      5.21      5.66      5.14      5.42      5.02      5.09      4.84
      63          6.02      5.36      5.97      5.33      5.79      5.25      5.51      5.11      5.16      4.91
      64          6.20      5.49      6.13      5.46      5.93      5.37      5.61      5.21      5.21      4.98

      65          6.38      5.64      6.31      5.60      6.07      5.49      5.71      5.31      5.27      5.05
      66          6.58      5.79      6.49      5.75      6.22      5.63      5.81      5.41      5.32      5.12
      67          6.79      5.95      6.69      5.91      6.38      5.76      5.91      5.52      5.38      5.18
      68          7.02      6.13      6.89      6.08      6.53      5.91      6.01      5.63      5.42      5.25
      69          7.26      6.32      7.11      6.26      6.70      6.06      6.11      5.74      5.47      5.31

      70          7.52      6.53      7.35      6.45      6.86      6.23      6.20      5.85      5.51      5.37
      71          7.80      6.75      7.59      6.66      7.03      6.39      6.29      5.96      5.54      5.42
      72          8.09      6.99      7.85      6.89      7.21      6.57      6.38      6.07      5.57      5.47
      73          8.41      7.26      8.12      7.13      7.38      6.75      6.46      6.17      5.60      5.51
      74          8.75      7.54      8.41      7.39      7.55      6.94      6.53      6.28      5.63      5.55

      75          9.12      7.85      8.71      7.66      7.73      7.13      6.61      6.38      5.65      5.59
-------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction









GA-IA-1080                           Page 31

            OPTION 2: LIFE INCOME BASED ON THE LIFE OF ONE ANNUITANT

-------------------------------------------------------------------------------------------------------------------
                                  First Monthly Payment Amount for Each $1,000*
                                     Rates for a Variable Annuity with 5% AIR
-------------------------------------------------------------------------------------------------------------------
                   Option 2(a):        Option 2(b):        Option 2(b):        Option 2(b):        Option 2(b):
                   payments for          payments            payments            payments            payments
   Adjusted            life             guaranteed          guaranteed          guaranteed          guaranteed
    Age of                               5 years             10 years            15 years            20 years
  Annuitant     ---------------------------------------------------------------------------------------------------
                  Male     Female     Male     Female     Male     Female     Male     Female     Male     Female
-------------------------------------------------------------------------------------------------------------------
      50         $5.48     $5.12     $5.46     $5.11     $5.41     $5.09     $5.34     $5.06     $5.24     $5.01
      51          5.55      5.17      5.53      5.17      5.48      5.14      5.40      5.11      5.29      5.05
      52          5.63      5.23      5.61      5.23      5.55      5.20      5.46      5.16      5.34      5.10
      53          5.71      5.30      5.69      5.29      5.62      5.26      5.53      5.22      5.40      5.15
      54          5.80      5.37      5.77      5.36      5.70      5.33      5.60      5.27      5.45      5.20

      55          5.89      5.44      5.86      5.43      5.79      5.39      5.67      5.34      5.51      5.25
      56          5.99      5.52      5.96      5.51      5.87      5.47      5.74      5.40      5.56      5.31
      57          6.10      5.60      6.06      5.59      5.97      5.54      5.82      5.47      5.62      5.37
      58          6.21      5.69      6.17      5.67      6.06      5.62      5.90      5.54      5.68      5.42
      59          6.33      5.79      6.29      5.77      6.17      5.71      5.98      5.61      5.74      5.48

      60          6.46      5.89      6.41      5.87      6.28      5.80      6.06      5.69      5.79      5.55
      61          6.60      6.00      6.55      5.97      6.39      5.90      6.15      5.77      5.85      5.61
      62          6.75      6.11      6.69      6.08      6.51      6.00      6.24      5.86      5.91      5.67
      63          6.91      6.23      6.84      6.20      6.64      6.10      6.33      5.95      5.96      5.73
      64          7.09      6.37      7.00      6.33      6.77      6.22      6.42      6.04      6.02      5.80

      65          7.27      6.51      7.18      6.46      6.91      6.34      6.52      6.13      6.07      5.86
      66          7.47      6.66      7.36      6.61      7.05      6.46      6.61      6.23      6.12      5.92
      67          7.68      6.82      7.55      6.76      7.20      6.60      6.70      6.33      6.16      5.99
      68          7.91      7.00      7.76      6.93      7.35      6.74      6.80      6.43      6.21      6.04
      69          8.15      7.19      7.98      7.11      7.51      6.89      6.89      6.54      6.25      6.10

      70          8.41      7.39      8.21      7.30      7.67      7.04      6.97      6.64      6.28      6.15
      71          8.69      7.62      8.45      7.51      7.83      7.21      7.06      6.74      6.32      6.20
      72          8.99      7.86      8.70      7.73      8.00      7.38      7.14      6.85      6.35      6.25
      73          9.31      8.12      8.97      7.97      8.16      7.55      7.21      6.95      6.37      6.29
      74          9.65      8.41      9.26      8.23      8.33      7.73      7.29      7.04      6.39      6.33

      75         10.02      8.72      9.55      8.50      8.50      7.92      7.35      7.14      6.41      6.36
-------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction









GA-IA-1080                           Page 32

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------------
                                        Monthly Payment Amount for Each $1,000*
                               Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
                              Primary Annuitant is Female and Secondary Annuitant is Male
--------------------------------------------------------------------------------------------------------------------------------
        Adjusted Ages
-----------------------------
                                                                                 payments
                                                                                guaranteed
   Primary       Secondary                                                       10 years
  Annuitant      Annuitant     Option 3(a)     Option 3(b)      Option 3(c)     Option 3(d)      Option 3(e)     Option 3(f)
--------------------------------------------------------------------------------------------------------------------------------
      55            50            $3.75           $4.07            $4.26           $3.75            $3.98           $3.72
      55            55            3.88             4.25            4.47             3.87            4.06             3.85
      55            60            3.99             4.44            4.71             3.98            4.12             3.94

      60            55            4.06             4.47            4.71             4.06            4.37             4.02
      60            60            4.24             4.71            4.99             4.23            4.47             4.17
      60            65            4.38             4.97            5.32             4.38            4.54             4.29

      65            60            4.49             5.01            5.32             4.48            4.89             4.39
      65            65            4.72             5.33            5.70             4.71            5.02             4.59
      65            70            4.93             5.68            6.15             4.91            5.14             4.74

      70            65            5.07             5.75            6.17             5.05            5.60             4.87
      70            70            5.40             6.21            6.70             5.36            5.79             5.13
      70            75            5.69             6.68            7.32             5.62            5.96             5.29

      75            70            5.89             6.82            7.40             5.81            6.63             5.48
      75            75            6.37             7.45            8.15             6.23            6.92             5.78
      75            80            6.78             8.11            8.99             6.54            7.15             5.93
--------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction












GA-IA-1080                           Page 33

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------
                                      First Monthly Payment Amount for Each $1,000*
                                       Rates for a Variable Annuity with 3.5% AIR
                               Primary Annuitant Is Female and Secondary Annuitant Is Male
--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)      Option 3(e)
--------------------------------------------------------------------------------------------------------------------------
      55                50              $4.03             $4.36            $4.55             $4.03            $4.27
      55                55               4.16             4.54              4.76             4.15              4.34
      55                60               4.27             4.73              5.00             4.26              4.40

      60                55               4.34             4.76              5.00             4.34              4.65
      60                60               4.51             4.99              5.27             4.50              4.74
      60                65               4.66             5.25              5.61             4.65              4.82

      65                60               4.76             5.29              5.60             4.75              5.16
      65                65               4.99             5.61              5.99             4.98              5.30
      65                70               5.19             5.97              6.44             5.17              5.41

      70                65               5.34             6.03              6.46             5.31              5.88
      70                70               5.67             6.49              6.99             5.62              6.07
      70                75               5.95             6.96              7.61             5.87              6.23

      75                70               6.16             7.10              7.68             6.07              6.90
      75                75               6.64             7.73              8.43             6.48              7.19
      75                80               7.04             8.39              9.29             6.79              7.42
--------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction













GA-IA-1080                           Page 34

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------
                                      First Monthly Payment Amount for Each $1,000*
                                        Rates for a Variable Annuity with 5% AIR
                               Primary Annuitant is Female and Secondary Annuitant is Male
--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)      Option 3(e)
--------------------------------------------------------------------------------------------------------------------------
      55                50              $4.93             $5.27            $5.46             $4.93            $5.17
      55                55               5.04             5.44              5.66             5.04              5.23
      55                60               5.15             5.63              5.91             5.14              5.29

      60                55               5.21             5.65              5.89             5.21              5.53
      60                60               5.37             5.87              6.16             5.37              5.62
      60                65               5.52             6.14              6.51             5.51              5.70

      65                60               5.61             6.16              6.49             5.60              6.03
      65                65               5.83             6.49              6.87             5.82              6.15
      65                70               6.04             6.84              7.34             6.00              6.27

      70                65               6.17             6.90              7.33             6.13              6.73
      70                70               6.49             7.35              7.87             6.44              6.91
      70                75               6.77             7.84              8.51             6.68              7.07

      75                70               6.97             7.96              8.56             6.87              7.75
      75                75               7.45             8.60              9.33             7.27              8.04
      75                80               7.86             9.28             10.20             7.57              8.27
--------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction











GA-IA-1080                           Page 35

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------------
                                         Monthly Payment Amount for Each $1,000*
                              Rates for a Fixed Annuity with 3% Guaranteed Interest Rate
                              Primary Annuitant is Male and Secondary Annuitant is Female
--------------------------------------------------------------------------------------------------------------------------------
        Adjusted Ages
-----------------------------
                                                                                 payments
                                                                                guaranteed
   Primary       Secondary                                                       10 years
  Annuitant      Annuitant     Option 3(a)     Option 3(b)      Option 3(c)     Option 3(d)      Option 3(e)     Option 3(f)
--------------------------------------------------------------------------------------------------------------------------------
      55            50            $3.69           $4.05            $4.27           $3.69            $4.13           $3.67
      55            55            3.88             4.25            4.47             3.87            4.25             3.85
      55            60            4.06             4.47            4.71             4.06            4.36             4.02

      60            55            3.99             4.44            4.71             3.98            4.55             3.94
      60            60            4.24             4.71            4.99             4.23            4.70             4.17
      60            65            4.49             5.01            5.32             4.48            4.85             4.39

      65            60            4.38             4.97            5.32             4.38            5.10             4.29
      65            65            4.72             5.33            5.70             4.71            5.32             4.59
      65            70            5.07             5.75            6.17             5.05            5.54             4.87

      70            65            4.93             5.68            6.15             4.91            5.86             4.74
      70            70            5.40             6.21            6.70             5.36            6.18             5.13
      70            75            5.89             6.82            7.40             5.81            6.49             5.48

      75            70            5.69             6.68            7.32             5.62            6.92             5.29
      75            75            6.37             7.45            8.15             6.23            7.40             5.78
      75            80            7.07             8.34            9.16             6.78            7.85             6.17
--------------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction











GA-IA-1080                           Page 36

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------
                                      First Monthly Payment Amount for Each $1,000*
                                       Rates for a Variable Annuity with 3.5% AIR
                               Primary Annuitant is Male and Secondary Annuitant is Female
--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)      Option 3(e)
--------------------------------------------------------------------------------------------------------------------------
      55                50              $3.97             $4.35            $4.56             $3.97            $4.42
      55                55               4.16             4.54              4.76             4.15              4.54
      55                60               4.34             4.76              5.00             4.34              4.64

      60                55               4.27             4.73              5.00             4.26              4.83
      60                60               4.51             4.99              5.27             4.50              4.98
      60                65               4.76             5.29              5.60             4.75              5.13

      65                60               4.66             5.25              5.61             4.65              5.39
      65                65               4.99             5.61              5.99             4.98              5.60
      65                70               5.34             6.03              6.46             5.31              5.81

      70                65               5.19             5.97              6.44             5.17              6.14
      70                70               5.67             6.49              6.99             5.62              6.47
      70                75               6.16             7.10              7.68             6.07              6.77

      75                70               5.95             6.96              7.61             5.87              7.20
      75                75               6.64             7.73              8.43             6.48              7.68
      75                80               7.33             8.62              9.45             7.02              8.13
--------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction
















GA-IA-1080                           Page 37

           OPTION 3: LIFE INCOME BASED ON THE LIVES OF TWO ANNUITANTS

--------------------------------------------------------------------------------------------------------------------------
                                      First Monthly Payment Amount for Each $1,000*
                                        Rates for a Variable Annuity with 5% AIR
                               Primary Annuitant Is Male and Secondary Annuitant is Female
--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
                                                                                           payments
                                                                                          guaranteed
    Primary         Secondary                                                              10 years
   Annuitant        Annuitant        Option 3(a)       Option 3(b)      Option 3(c)       Option 3(d)      Option 3(e)
--------------------------------------------------------------------------------------------------------------------------
      55                50              $4.88             $5.26            $5.48             $4.88            $5.34
      55                55               5.04             5.44              5.66             5.04              5.43
      55                60               5.21             5.65              5.89             5.21              5.53

      60                55               5.15             5.63              5.91             5.14              5.73
      60                60               5.37             5.87              6.16             5.37              5.86
      60                65               5.61             6.16              6.49             5.60              6.01

      65                60               5.52             6.14              6.51             5.51              6.28
      65                65               5.83             6.49              6.87             5.82              6.47
      65                70               6.17             6.90              7.33             6.13              6.67

      70                65               6.04             6.84              7.34             6.00              7.03
      70                70               6.49             7.35              7.87             6.44              7.33
      70                75               6.97             7.96              8.56             6.87              7.62

      75                70               6.77             7.84              8.51             6.68              8.08
      75                75               7.45             8.60              9.33             7.27              8.55
      75                80               8.14             9.49             10.35             7.80              8.98
--------------------------------------------------------------------------------------------------------------------------

                  * Net of any applicable premium tax deduction











GA-IA-1080                           Page 38

--------------------------------------------------------------------------------








           INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NONPARTICIPATING

--------------------------------------------------------------------------------







ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. AMOUNTS ALLOCATED TO THE FIXED ACCOUNT, IF WITHDRAWN BEFORE THE GUARANTEED TERM MATURITY DATE, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY RESULT IN AN INCREASE OR A DECREASE IN THE ACCOUNT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GA-IA-1080